EXHIBIT D






















                                   VIAD CORP

                              AMENDED AND RESTATED

                             EMPLOYEE EQUITY TRUST



                        Effective as of August 15, 1996









                               TABLE OF CONTENTS

                                                                  PAGE

         ARTICLE 1.
         Trust, Trustee and Trust Fund ............................. 2
              1.1. Trust ........................................... 2
              1.2. Trustee ......................................... 2
              1.3. Trust Fund ...................................... 2
              1.4. Trust Fund Subject to Claims .................... 3
              1.5. Definitions ..................................... 3

         ARTICLE 2.
         Contribution and Dividends ................................ 7
              2.1. Contributions ................................... 7
              2.2. Dividends ....................................... 7

         ARTICLE 3.
         Release and Allocation of Company Stock ..................  8
              3.1. Release of Shares ..............................  8
              3.2. Allocations ....................................  9
              3.3. Excess Shares ..................................  9
              3.4. Initial Allocation.............................. 10
              3.5. Distribution.................................... 10

         ARTICLE 4.
         Compensation, Expenses and Tax Withholding ............... 11
              4.1. Compensation and Expenses ...................... 11
              4.2. Withholding of Taxes ........................... 11

         ARTICLE 5.
         Administration of Trust Fund ............................. 11
              5.1. Management and Control of Trust Fund ........... 11
              5.2. Investment of Funds ............................ 11
              5.3. Trustee's Administrative Powers ................ 12
              5.4. Voting and Tendering of Company Stock .......... 14
              5.5. Indemnification ................................ 15
              5.6. General Duty to Communicate to Committee ....... 16

         ARTICLE 6.
         Accounts and Reports of Trustee .......................... 17
              6.1. Records and Accounts of Trustee ................ 17
              6.2. Fiscal Year .................................... 17
              6.3. Reports of Trustee ............................. 17
              6.4. Final Report ................................... 17










                                                                  PAGE

         ARTICLE 7.
         Succession of Trustee .................................... 17
              7.1. Resignation of Trustee ......................... 17
              7.2. Removal of Trustee ............................. 18
              7.3. Appointment of Successor Trustee ............... 18
              7.4. Succession to Trust Fund Assets ................ 18
              7.5. Continuation of Trust .......................... 18
              7.6. Changes in Organization of Trustee ............. 18
              7.7. Continuance of Trustee's Powers in Event of
                   Termination of the Trust ....................... 19

         ARTICLE 8.
         Amendment or Termination ................................. 19
              8.1. Amendments ..................................... 19
              8.2. Termination .................................... 19
              8.3. Form of Amendment or Termination ............... 20


         ARTICLE 9.
         Miscellaneous ............................................ 20
              9.1. Controlling Law ................................ 20
              9.2. Committee Action ............................... 20
              9.3. Notices ........................................ 20
              9.4. Severability ................................... 21
              9.5. Protection of Persons Dealing with
                   the Trust ...................................... 21
              9.6. Tax Status of Trust ............................ 21
              9.7. Participants to Have No Interest in the
                   Company by Reason of the Trust ................. 21
              9.8. Nonassignability ............................... 22
              9.9. Gender and Plurals ............................. 22
             9.10. Counterparts ................................... 22



























                                   VIAD CORP
                              AMENDED AND RESTATED
                             EMPLOYEE EQUITY TRUST


                   THIS AMENDED AND RESTATED TRUST AGREEMENT (the "Agreement") made effective as of August 15, 1996, between Viad Corp, a Delaware corporation, and Wells Fargo Bank of Arizona, N.A., a national banking association, as trustee.

                             W I T N E S S E T H :

                   WHEREAS, the Company (as defined below) desires to amend and restate the trust made effective as of September 9, 1992 (the "Trust") to reflect the proposed dividend distribu-tion by the Company to its stockholders (the "Distribution") of all of the outstanding shares of common stock, par value $0.01 per share ("Dial Common Stock"), of The Dial Corpora-tion, a Delaware corporation and a wholly-owned subsidiary of the Company ("Dial");

                   WHEREAS, in connection with the Distribution, (1) the Trustee will transfer to the trustee of a new trust es-tablished by The Dial Corporation, effective as of August 15, 1996, all of the shares of Dial Common Stock distributed in the Distribution with respect to the shares of Company Stock held in the Trust as of the record date for the Distribution,
         (2) the Company will assign to Dial a portion of the princi-pal amount of the Promissory Note dated September 9, 1992 issued by the Trustee to the Company (the "Original Note") and (3) the trustee of such new trust will assume in favor of Dial, and the Company will release the Trust from, such por-tion of the Original Note;

                   WHEREAS, the Trustee (as defined below) continues to desire to act as trustee of the Trust, and to hold legal title to the assets of the Trust, in trust, for the purposes hereinafter stated and in accordance with the terms hereof;

                   WHEREAS, the Company or its subsidiaries have pre-viously adopted the Plans (as defined below);

                   WHEREAS, the Company desires to provide assurance of the availability of the shares of its common stock neces-sary to satisfy certain of its obligations or those of its subsidiaries under the Plans (as defined below);







                   WHEREAS, the Company desires that the assets to be held in the Trust Fund (as defined below) should be princi-pally or exclusively securities of the Company and, there-fore, expressly waives any diversification of investments that might otherwise be necessary, appropriate, or required pursuant to applicable provisions of law; and

                   NOW, THEREFORE, the parties hereto hereby amend and restate the Trust Agreement and the Trust and agree that the Trust will be comprised, held and disposed of as follows:


                                   ARTICLE 1.

                         Trust, Trustee and Trust Fund

                   1.1. Trust. This Agreement and the Trust shall be known as the Viad Corp Amended and Restated Employee Equity Trust. The parties intend that the Trust will be an indepen-dent legal entity with title to and power to convey all of its assets. The parties hereto further intend that the Trust not be subject to the Employee Retirement Income Security Act of 1974, as amended. The Trust is not a part of any of the Plans (as herein defined) and does not provide retirement or other benefits to any Plan Participant (as herein defined). The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust.

                   1.2. Trustee. The trustee named above, and its successor or successors, is hereby designated as the trustee hereunder, to receive, hold, invest, administer and distrib-ute the Trust Fund in accordance with this Agreement, the provisions of which shall govern the power, duties and re-sponsibilities of the Trustee.

                   1.3. Trust Fund. The assets held at any time and from time to time under the Trust collectively are herein referred to as the "Trust Fund" and shall consist of contri-butions received by the Trustee, proceeds of any loans, in-vestments and reinvestment thereof, the earnings and income thereon, less disbursements therefrom. Except as herein oth-erwise provided, title to the assets of the Trust Fund shall at all times be vested in the Trustee and securities that are part of the Trust Fund shall be held in such manner that the Trustee's name and the fiduciary capacity in which the secu-rities are held are fully disclosed, subject to the right of the Trustee to hold title in bearer form or in the name of a nominee, and the interests of others in the Trust Fund shall











         be only the right to have such assets received, held, in-vested, administered and distributed in accordance with the provisions of the Trust.

                   1.4. Trust Fund Subject to Claims. Notwithstanding any provision of this Agreement to the contrary, the Trust Fund shall at all times remain subject to the claims of the Company's general creditors under federal and state law.

                   In addition, the Board of Directors and Chief Exec-utive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discon-tinue allocations pursuant to Article 3.

                   Unless the Trustee has actual knowledge of the Com-pany's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's sol-vency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determina-tion concerning the Company's Insolvency.

                   If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue alloca-tions pursuant to Article 3 and shall hold the Trust Fund for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of employees as general creditors of the Company with respect to benefits due under the Plan(s) or otherwise.

                   The Trustee shall resume allocations pursuant to
         Article 3 only after the Trustee has determined that the Com-pany is not Insolvent (or is no longer Insolvent).

                   1.5. Definitions. In addition to the terms defined in the preceding portions of the Trust, certain capitalized terms have the meanings set forth below:

                   Basket Value. "Basket Value" means with respect to each Trust Year, the product of (a) the Available Shares for such Trust Year, (b) the product of four and the Company's most recent reported quarterly earnings per share, and (c)











         the equal weighted average price earnings ratio of the fol-lowing companies (or any successor of such companies) as re-ported in the Wall Street Journal on the last business day of such Trust Year: Ogden Corp., Textron Inc. and Whitman Corp.

                   Board of Directors. "Board of Directors" means the board of directors of the Company.

                   Calculation Period. "Calculation Period" means a period consisting of calendar years 1992-1997, 1998-2002, 2003-2007, or 2008-2012.

                   Change of Control. "Change of Control" means any of the following events:

                   (a) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Ex-change Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company; provided, however, that the fol-lowing acquisitions shall not constitute a Change of Control:
         (i) an acquisition by or directly from the Company, (ii) an acquisition by any employee benefit plan or trust sponsored or maintained by the Company; and (iii) any acquisition de-scribed in subclauses (A) or (B) of subsection (b) below; or

                   (b)  approval by the stockholders of the Company of
         (i) a complete dissolution or liquidation of the Company,
         (ii) a sale or other disposition of all or substantially all of the Company's assets or (iii) a reorganization, merger, or consolidation ("Business Combination") unless either (A) all or substantially all of the stockholders of the Company im-mediately prior to the Business Combination own more than 50% of the voting securities of the entity surviving the Business Combination, or the entity which directly or indirectly con-trols such surviving entity, in substantially the same pro-portion as they owned the voting securities of the Company immediately prior thereto, or (B) the consideration (other than cash paid in lieu of fractional shares or payment upon perfection of appraisal rights) issued to stockholders of the Company in the Business Combination is solely common stock which is publicly traded on an established securities ex-change in the United States.

                   Code. "Code" means the Internal Revenue Code of 1986, as amended.











                   Committee. "Committee" means a committee of offic-ers, directors and/or employees of the Company which is charged by the Board of Directors with administration of the Trust.

                   Company. "Company" means Viad Corp, a Delaware corporation (which, prior to the Distribution was named "The Dial Corp"), or any successor thereto. References to the Company shall include its subsidiaries where appropriate.

                   Company Stock. "Company Stock" means shares of common stock, par value $1.50 per share, issued by the Com-pany or any successor securities.

                   DC Participant. "DC Participant" means as of any date any individual who is employed by the Company or any subsidiary of the Company as of such date and is a partici-pant in a DC Plan.

                   DC Plan. "DC Plan" shall mean each of the Dial Companies TRIM (401(k)) Plan and the Dial Companies Employee Stock Ownership Plan, in each case including any successor thereto.

                   DC Plans Trustee Certification. "DC Plans Trustee Certification" means a certification to be delivered by the trustee of each DC Plan to the Trustee pursuant to Section 5.4, which sets forth the directions made by each DC Partic-ipant as to voting or tendering of Company Stock allocated to his account in the respective DC Plan with respect to the voting or tendering decision at issue.

                   Dial. "Dial" has the meaning set forth in the re-citals hereto.

                   Dial Common Stock. "Dial Common Stock" has the meaning set forth in the recitals hereto.

                   Distribution Fraction. "Distribution Fraction" means a fraction, the numerator of which is the average Fair Market Value of the Dial Common Stock in the when-issued mar-ket for the five trading days prior to the date of the Dis-tribution and the denominator of which is the average Fair Market Value of the Company Stock over such period on a basis that includes the value of the Distribution.

                   Extraordinary Dividend. "Extraordinary Dividend" means the Distribution and any dividend or other distribution of cash or other property (other than Company Stock) made










         with respect to Company Stock, which the Board of Directors declares generally to be other than an ordinary dividend.

                   Fair Market Value. "Fair Market Value" means as of any date the average of the highest and lowest reported sales price regular way on such date (or if such date is not a trading day, then on the most recent prior date which is a trading day) of a share of Company Stock as reported on the composite tape, or similar reporting system, for issues listed on the New York Stock Exchange (or, if the Company Stock is no longer traded on the New York Stock Exchange, on such other national securities exchange on which the Company Stock is listed or national securities or central market sys-tem upon which transactions in Company Stock are reported, as either shall be designated by the Committee for the purposes hereof) or if sales of Common Stock are not reported in any manner specified above, the average of the high bid and low asked quotations on such date (or if such date is not a trad-ing day, then on the most recent prior date which is a trad-ing day) in the over-the-counter market as reported by the National Association of Securities Dealers' Automated Quota-tion System or, if not so reported, by National Quotation Bureau, Incorporated or similar organization selected by the Committee.

                   Final Target Value. "Final Target Value" means with respect to each Trust Year the greater of (a) the Target Value and (b) the Basket Value.

                   Insolvency. "Insolvency" means (a) the inability of the Company to pay its debts as they become due, or (b) the Company being subject to a pending proceeding as a debtor under the provisions of Title 11 of the United States Code (Bankruptcy Code).

                   Loan. "Loan" means the loan and extension of credit to the Trust evidenced by the promissory note made by the Trustee dated September 9, 1992, with which the Trustee purchased Company Stock, as amended as of August 15, 1996 to reduce the remaining principal amount as a result of the as-signment to Dial, and the assumption by the trustee of a new trust established by Dial, of a portion of the remaining principal amount of the Original Note specified in Section 3.5.

                   Plans. "Plans" mean the DC Plans, the employee benefit plans listed on Schedule A hereto and any other em-ployee benefit plan of the Company or its subsidiaries desig-nated as such by the Board of Directors.










                   Plan Participant. "Plan Participant" means a par-ticipant in any of the Plans.

                   Suspense Account. "Suspense Account" means a sepa-rate account to be maintained by the Trustee to hold Excess Shares pursuant to the terms of Article 3 hereof.

                   Target Value. "Target Value" for a given Trust Year means the amount set forth on Schedule B hereto.

                   Trustee. "Trustee" means Wells Fargo Bank of Ari-zona, N.A., a national banking association (not in its corpo-rate capacity but as trustee of the Trust), or any successor trustee.

                   Trust Year. "Trust Year" means the period begin-ning on September 9, 1992 and ending on December 31, 1992 and each 12-month period beginning on January 1 and ending on December 31 thereafter.


                                   ARTICLE 2.

                          Contributions and Dividends

                   2.1. Contributions. For each Trust Year the Com-pany shall contribute to the Trust in cash such amount, which together with dividends, as provided in Section 2.2, and any other earnings of the Trust, shall enable the Trustee to make all payments of principal and interest due under the Loan on a timely basis. The Company has heretofore contributed to the Trust the funds necessary for the Trust to make, and the Trust has made, the principal payment of $11,600,000 due January 1, 1996. Unless otherwise expressly provided herein, the Trustee shall apply all such contributions, dividends and earnings to the payment of principal and interest due under the Loan. If, at the end of any Trust Year, no such contri-bution has been made in cash, such contribution shall be deemed to have been made in the form of forgiveness of prin-cipal and interest on the Loan to the extent of the Company's failure to make contributions as required by this Section
         2.1. All contributions made under the Trust shall be deliv-ered to the Trustee. The Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it.

                   2.2. Dividends. Except as otherwise provided here-in, dividends paid in cash on Company Stock held by the Trust, including Company Stock held in the Suspense Account,










         shall be applied to pay interest and repay scheduled princi-pal due under the Loan. In the event that dividends paid on Company Stock held in the Trust, other than Extraordinary Dividends, exceed the amount of scheduled principal and in-terest due in any Trust Year, such excess shall be distrib-uted to the Plans and/or to any other broad cross-section of individuals employed by the Company, as determined in good faith by the Committee; provided, however, that in the event that in any Trust Year cash dividends on Company Stock held by the Trust exceed the amount indicated on Schedule C here-to, other than by reason of an Extraordinary Dividend, such excess shall be applied to prepay principal of the Loan. Ex-traordinary Dividends (other than the Distribution), as well as dividends which are not in cash or in Company Stock, shall not be used to pay interest on or principal of the Loan, but shall be reduced to cash by the Trustee and reinvested in Company Stock as soon as practicable. Shares of Dial Common Stock received in the Distribution shall concurrently there-with be transferred to The Dial Corporation Employee Equity Trust as provided in Section 3.5. Company Stock purchased with the proceeds of an Extraordinary Dividend or with the proceeds of a non-cash dividend shall, for purposes of this Agreement (including without limitation Section 3.1 hereof), be deemed to have been acquired with the proceeds of the Loan. In the Trustee's discretion, investments in Company Stock may be made through open-market purchases, private transactions or (with the Company's consent) purchases from the Company.


                                   ARTICLE 3.

                    Release and Allocation of Company Stock

                   3.1. Release of Shares. Subject to the other pro-visions of this Article 3, upon the payment or forgiveness in any Trust Year of any principal on the Loan (a "Principal Payment"), the following number of shares of Company Stock acquired with the proceeds of the Loan shall be available for allocation ("Available Shares") as provided in this Article 3: the number of shares so acquired and held in the Trust immediately before such payment or forgiveness, multiplied by a fraction the numerator of which is the amount of the Prin-cipal Payment and the denominator of which is the sum of such Principal Payment and the remaining principal of the Loan outstanding after such Principal Payment. Prior to August 15, 1996, the Company will have allocated all Available Shares of Company Stock for 1996.











                   3.2. Allocations.  Subject to the provisions of
         Section 3.3, Available Shares shall be allocated as directed by the Committee to the Plans on a quarterly basis or at such other times during the Trust Year as may be required to pro-vide shares in accordance with the respective regular payment schedules for benefits under such Plans. The Committee's discretion shall be limited to the number of shares of Com-pany Stock allocated among Plans, with the allocation itself being mandatory. Subject to Section 3.3, in the event that as of December 31 of any given Trust Year, any unallocated Available Shares remain after satisfaction of all benefit obligations under each of the Plans for a given Trust Year, and/or after determination of the amount, if any, of Excess Shares, under Section 3.3, all remaining Available Shares shall be contributed by the Trustee to the Plans or such other plans of the Company or its subsidiaries covering a broad cross-section of individuals employed by the Company as the Committee shall direct.

                   3.3. Excess Shares. (a) Notwithstanding the pro-visions of Section 3.2, Available Shares shall not be re-leased from the Trust and allocated during a given Trust Year pursuant to Section 3.2 to the extent that the Fair Market Value of the Available Shares theretofore allocated during such Trust Year, as of the date(s) of allocation, together with the Fair Market Value of the Available Shares proposed to be allocated, as of the date(s) of proposed allocation, exceeds the Target Value. If, as of December 31 of such Trust Year, the Fair Market Value of the Available Shares theretofore allocated during such Trust Year, as of the date(s) of allocation, together with the Available Shares for such Trust Year not yet allocated, exceeds the Final Target Value, the Available Shares with a Fair Market Value as of December 31 in an amount equal to such excess shall not be released and allocated pursuant to this Section 3.2 but rather, such Available Shares ("Excess Shares") shall be held by the Trustee in the Suspense Account and allocated in ac-cordance with the provisions of this Section 3.3.

                   (b) In the event that there are any Excess Shares created in any Trust Year within a Calculation Period, such Excess Shares shall be released from the Suspense Account pursuant to Section 3.2 to the extent that but for such re-lease the Fair Market Value of the Available Shares in a sub-sequent Trust Year within the same Calculation Period would be less than the Final Target Value. In the event that in any Trust Year the value of the Available Shares was less than the Final Target Value for such Trust Year (such amount being referred to as the "Shortfall") and Excess Shares are created in subsequent Trust Year within the same Calculation









         Period, Excess Shares with a value equal to the Shortfall shall be transferred by the Trustee to such Plans as directed by the Committee; it being understood, that such shares may not, in any event, be transferred to the Company.

                   (c) In the event that at the end of any Calcula-tion Period there are Excess Shares that have not been al-located pursuant to Section 3.3(b), such Excess Shares shall, subject to the provisions of this subsection (c), be distrib-uted in equal amounts of shares in each Trust Year in the next Calculation Period to individuals employed by the Com-pany or plans in which they participate, as directed by the Committee taking into account the best interest of the indi-viduals employed by the Company and its subsidiaries. How-ever, Excess Shares which would have been allocated in a Trust Year pursuant to the preceding sentence shall instead be allocated pursuant to Section 3.2 to the extent that there is a Shortfall with respect to such Trust Year. Any Excess Shares remaining in the Trust at the beginning of the final Calculation Period of the Trust shall be contributed in equal amounts of shares in each Trust Year during such Calculation Period to individuals employed by the Company or plans in which they participate, as directed by the Committee taking into account the best interest of the individuals employed by the Company and its subsidiaries, and the Trust shall not terminate until such Excess Shares have been so contributed.

                   3.4 Initial Allocation. Notwithstanding the fore-going, the payment or forgiveness of principal on September 10, 1992 resulted in an immediate release of shares of Com-pany Stock from the Trust determined in accordance with Sec-tion 3.2(a). Shares of Company Stock released pursuant to the previous sentence were contributed to the trustee of a trust established under a DC Plan.

                   3.5 Distribution. Upon receipt of shares of Dial Common Stock in the Distribution, the Trustee shall concur-rently therewith transfer those shares to the trustee of The Dial Corporation Employee Equity Trust in exchange for as-sumption by such trust of a portion of the principal of the loan equal to (a) $108,100,000 (the remaining principal amount of the loan outstanding immediately prior thereto) multiplied by (b) the Distribution Fraction.
















                                   ARTICLE 4.

                   Compensation, Expenses and Tax Withholding

                   4.1. Compensation and Expenses. The Trustee shall be entitled to such reasonable compensation for its services as may be agreed upon from time to time by the Company and the Trustee and to be reimbursed for its reasonable legal, accounting and appraisal fees, expenses and other charges reasonably incurred in connection with the administration, management, investment and distribution of the Trust Fund. Such compensation shall be paid, and such reimbursement shall be made out of the Trust Fund. The Company agrees to make sufficient contributions to the Trust to pay such amounts owing the Trustee in addition to those contributions required by Section 2.1 and, in the event the Company fails to make the contributions necessary to pay amounts owing to the Trustee, the Trustee shall be entitled to seek payment di-rectly from the Company.

                   4.2. Withholding of Taxes. The Trustee may with-hold, require withholding, or otherwise satisfy its withhold-ing obligation, on any distribution which it is directed to make, such amount as it may reasonably estimate to be neces-sary to comply with applicable federal, state and local with-holding requirements. Upon settlement of such tax liability, the Trustee shall distribute the balance of such amount. Prior to making any distribution hereunder, the Trustee may require such release or documents from any taxing authority, or may require such indemnity, as the Trustee shall reason-ably deem necessary for its protection.


                                   ARTICLE 5.

                          Administration of Trust Fund

                   5.1. Management and Control of Trust Fund. Subject to the terms of this Agreement, the Trustee shall have exclu-sive authority, discretion and responsibility to manage and control the assets of the Trust Fund.

                   5.2. Investment of Funds.

                   Except as otherwise provided in Section 2.2 and in this Section 5.2, the Trustee shall invest and reinvest the Trust Fund exclusively in Company Stock, including any ac-cretions thereto resulting from the proceeds of a tender of-fer, recapitalization or similar transaction which, if not in










         Company Stock, shall be reduced to cash as soon as practi-cable. The Trustee may invest any portion of the Trust Fund temporarily pending investment in Company Stock, distribution or payment of expenses in (a) investments in United States Government obligations with maturities of less than one year,
         (b) interest-bearing accounts including but not limited to certificates of deposit, time deposits, saving accounts and money market accounts with maturities of less than one year in any bank, including the Trustee's, with aggregate capital in excess of $1,000,000,000 and a Moody's Investor Services rating of at least P1, or an equivalent rating from a nation-ally recognized ratings agency, which accounts are insured by the Federal Deposit Insurance Corporation or other similar federal agency, (c) obligations issued or guaranteed by any agency or instrumentality of the United States of America with maturities of less than one year or (d) short-term dis-count obligations of the Federal National Mortgage Associa-tion.

                   5.3. Trustee's Administrative Powers.

                   Except as otherwise provided herein, and subject to the Trustee's duties hereunder, the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law:

                   (a)  to retain any asset of the Trust Fund;

                   (b) subject to Section 5.4 and Article 3, to sell, transfer, mortgage, pledge, lease or otherwise dispose of, or grant options with respect to any Trust Fund as-sets at public or private sale;

                   (c) upon direction from the Company, to borrow from any lender (including the Company pursuant to the Loan), to acquire Company Stock as authorized by this Agreement, to enter into lending agreements upon such terms (including reasonable interest and security for the loan and rights to renegotiate and prepay such loan) as may be determined by the Committee; provided, how-ever, that any collateral given by the Trustee for the Loan shall be limited to cash and property contributed by the Company to the Trust and dividends paid on Com-pany Stock held in the Trust Fund and shall not include Company Stock acquired with the proceeds of Loan;

                   (d) with the consent of the Committee, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust Fund;









                   (e) to vote or to give any consent with respect to any securities, including any Company Stock, held by the Trust either in person or by proxy for any purpose, pro-vided that the Trustee shall vote, tender or exchange all shares of Company Stock as provided in Section 5.4;

                   (f) to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust Fund and to perform any and all other acts that in its judgment are necessary or appropriate for the proper administration of the Trust Fund, even though such pow-ers, rights and acts are not specifically enumerated in this Agreement;

                   (g) to employ such accountants, actuaries, invest-ment bankers, appraisers, other advisors and agents as may be reasonably necessary in collecting, managing, administering, investing, valuing, distributing and pro-tecting the Trust Fund or the assets thereof or any bor-rowings of the Trustee made in accordance with Section 5.3(c); and to pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with Section 4.1;

                   (h) to cause any asset of the Trust Fund to be issued, held or registered in the Trustee's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;

                   (i) to utilize another entity as custodian to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust Fund; and

                   (j) to consult with legal counsel (who may also be counsel for the Trustee generally) with respect to any of its duties or obligations hereunder; and to pay the reasonable fees and expenses of such counsel, which shall be deemed to be expenses of the Trust and for which the Trustee shall be reimbursed in accordance with
              Section 4.1.

              Notwithstanding the foregoing, neither the Trust nor the Trustee shall have any power to, and shall not, engage in any trade or business.













                   5.4. Voting and Tendering of Company Stock.

                   (a) Voting of Company Stock. The Trustee shall follow the directions of the trustee of any trust established under a DC Plan as to the manner in which shares of Company Stock held by the Trust are to be voted on each matter brought before an annual or special stockholders' meeting of the Company or the manner in which any consent is to be exe-cuted, in each case as provided below. Before each such meeting of stockholders, the Trustee shall cause to be fur-nished to the trustee of each trust established under a DC Plan a copy of the proxy solicitation material received by the Trustee, together with a form requesting confidential instructions as to how to vote the shares of Company Stock held by the Trustee. Upon timely receipt of the DC Plans Trustee Certification, the Trustee shall on each such matter vote the number of shares (including fractional shares) of Company Stock held by the Trust as follows:

                   The Trustee shall, with respect to each DC Plan, assign to each DC Participant, a number of shares (the "DC Participant Directed Amount") equal to the product of (i) the total number of shares of Common Stock held in the Trust Fund, and (ii) a fraction, the numerator of which is the num-ber of shares of Company Stock allocated from the Trust Fund to such DC Participant's account in the DC Plan for the most recent preceding Trust Year and the denominator of which is the total number of shares of Company Stock contributed by the Trustee to the trustees of the trusts established under all the DC Plans with respect to such Trust Year, in each case, as reflected in the DC Plans Trustee Certification. Each share assigned to each DC Participant in accordance with the previous sentence shall be voted in accordance with such participant's direction to the trustee of the DC Plan in which he participates with respect to shares of Company Stock allocated to his account in such DC Plan, as reflected in the DC Plans Trustee Certification. Any shares of Company Stock which remain undirected pursuant to the foregoing provisions shall be voted for, against or to abstain in the same propor-tions as the shares of Company Stock for which the Trustee is directed as provided above. Similar provisions shall apply in the case of any action by shareholder consent without a meeting.

                   (b) Tender or Exchange of Company Stock. The Trustee shall use its best efforts timely to distribute or cause to be distributed to the trustee of any trust estab-lished under any DC Plan any written materials distributed to stockholders of the Company generally in connection with any










         tender offer or exchange offer, together with a form request-ing confidential instructions on whether or not to tender or exchange shares of Company Stock held in the Trust. Upon timely receipt of the DC Plans Trustee Certification, the Trustee shall tender or not tender the DC Participant Di-rected Amount for each DC Participant in accordance with such participant's direction to the trustee of the DC Plan in which he participates with respect to shares of Company Stock allocated to his account in such DC Plan, as set forth in the DC Plans Trustee Certification. The trustee of any DC Plan shall not be limited in the number of instructions to tender or withdraw from tender which it may give but shall not have the right to give instructions to tender or withdraw from tender after a reasonable time established by the Trustee.
         If the Trustee shall not receive timely instruction by means of the DC Plans Trustee Certification as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which the trustee of any DC Plan has the right of direction, and the Trustee shall have no discre-tion in such matter.

                   (c) The Company shall maintain appropriate proce-dures to ensure that all instructions by DC Participants are collected, tabulated, and transmitted to the trustees under the DC Plans and to the Trustee without being divulged or released to any person affiliated with the Company or its affiliates. All actions taken by DC Participants and the contents of the DC Plans Trustee Certification shall be held confidential by the Trustee and shall not be divulged or re-leased to any person, other than (i) agents of the Trustee who are not affiliated with the Company or its affiliates or
         (ii) by virtue of the execution by the Trustee of any proxy, consent or letter of transmittal for the shares of Company Stock held in the Trust.

                   5.5. Indemnification.

                   (a) The Company shall and hereby does indemnify and hold harmless the Trustee from and against any claims, demands, actions, administrative or other proceedings, causes of action, liability, loss, cost, damage or expense (includ-ing reasonable attorneys' fees), which may be asserted against it, in any way arising out of or incurred as a result of its action or failure to act in connection with the op-eration and administration of the Trust; provided that such indemnification shall not apply to the extent that the Trustee has acted in willful or negligent violation of appli-cable law or its duties under this Trust or in bad faith.
         The Trustee shall be under no liability to any person for any









         loss of any kind which may result (i) by reason of any action taken by it in accordance with any direction of the Committee or any DC Participant acting pursuant to Section 5.4 (herein-after collectively referred to as the "directing partici-pants"), (ii) by reason of its failure to exercise any power or authority or to take any action hereunder because of the failure of any such directing participant to give directions to the Trustee, as provided for in this Agreement, or (iii) by reason of any act or omission of any of the directing par-ticipants with respect to its duties under this Trust. The Trustee shall be fully protected in acting upon any instru-ment, certificate, or paper delivered by the Committee or any DC Participant or beneficiary and believed in good faith by the Trustee to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any state-ment contained in any such writing, but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

                   (b) The Company may, but shall not be required to, maintain liability insurance to insure its obligations here-under. If any payments made by the Company or the Trust pur-suant to this indemnity are covered by insurance, the Company or the Trust (as applicable) shall be subrogated to the rights of the indemnified party against the insurance com-pany.

                   (c) Without limiting the generality of the fore-going, the Company may, at the request of the Trustee, ad-vance to the Trustee reasonable amounts of expenses, includ-ing reasonable attorneys' fees and expenses, which the Trustee advises have been incurred in connection with its investigation or defense of any claim, demand, action, cause of action, administrative or other proceeding arising out of or in connection with the Trustee's performance of its duties under this Agreement.

                   5.6. General Duty to Communicate to Committee. The Trustee shall promptly notify the Committee of all commu-nications with or from any government agency or with respect to any legal proceeding with regard to the Trust and with or from any Plan Participants concerning their entitlements un-der the Plans or the Trust.















                                   ARTICLE 6.

                        Accounts and Reports of Trustee

                   6.1. Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection or audit by any person designated by the Company and which shall be retained as re-quired by applicable law.

                   6.2. Fiscal Year. The fiscal year of the Trust shall be the twelve month period beginning on January 1 and ending on December 31.

                   6.3. Reports of Trustee. The Trustee shall prepare and present to the Committee a report for the period ending on the last day of each fiscal year, and for such shorter periods as the Committee may reasonably request, listing all securities and other property acquired and disposed of and all receipts, disbursements and other transactions effected by the Trust after the date of the Trustee's last account, and further listing all cash, securities, and other property held by the Trust, together with the fair market value there-of, as of the end of such period. In addition to the fore-going, the report shall contain such information regarding the Trust Fund's assets and transactions as the Committee in its discretion may reasonably request.

                   6.4. Final Report. In the event of the resignation or removal of a Trustee hereunder, the Committee may request and the Trustee shall then with reasonable promptness submit, for the period ending on the effective date of such resigna-tion or removal, a report similar in form and purpose to that described in Section 6.3.


                                   ARTICLE 7.

                             Succession of Trustee

                   7.1. Resignation of Trustee. The Trustee or any successor thereto may resign as Trustee hereunder at any time upon delivering a written notice of such resignation, to take effect sixty (60) days after the delivery thereof to the Com-mittee, unless the Committee accepts shorter notice; pro-vided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of Trustee hereunder.










                   7.2. Removal of Trustee. The Trustee or any suc-cessor thereto may be removed by the Company by delivering to the Trustee so removed an instrument executed by the Commit-tee. Such removal shall take effect at the date specified in such instrument, which shall not be less than sixty (60) days after delivery of the instrument, unless the Trustee accepts shorter notice; provided, however, that no such removal shall be effective until a successor Trustee has assumed the office of Trustee hereunder.

                   7.3. Appointment of Successor Trustee. Whenever the Trustee or any successor thereto shall resign or be re-moved or a vacancy in the position shall otherwise occur, the Board of Directors shall use its best efforts to appoint a successor Trustee as soon as practicable after receipt by the Committee of a notice described in Section 7.1, or the deliv-ery to the Trustee of a notice described in Section 7.2, as the case may be, but in no event more than seventy-five (75) days after receipt or delivery, as the case may be, of such notice. A successor Trustee's appointment shall not become effective until such successor shall accept such appointment by delivering its acceptance in writing to the Company. If a successor is not appointed within such 75 day period, the Trustee, at the Company's expense, may petition a court of competent jurisdiction for appointment of a successor.

                   7.4. Succession to Trust Fund Assets. The title to all property held hereunder shall vest in any successor Trustee acting pursuant to the provisions hereof without the execution or filing of any further instrument, but a resign-ing or removed Trustee shall execute all instruments and do all acts necessary to vest title in the successor Trustee. Each successor Trustee shall have, exercise and enjoy all of the powers, both discretionary and ministerial, herein con-ferred upon its predecessors. A successor Trustee shall not be obliged to examine or review the accounts, records, or acts of, or property delivered by, any previous Trustee and shall not be responsible for any action or any failure to act on the part of any previous Trustee.

                   7.5. Continuation of Trust. In no event shall the legal disability, resignation or removal of a Trustee termi-nate the Trust, but the Board of Directors shall forthwith appoint a successor Trustee in accordance with Section 7.3 to carry out the terms of the Trust.

                   7.6. Changes in Organization of Trustee. In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with, or shall sell or transfer substantially all of its assets and business to,









         another corporation, state or federal, the corporation re-sulting from such conversion, merger or consolidation, or the corporation to which such sale or transfer shall be made, shall thereunder become and be the Trustee under the Trust with the same effect as though originally so named.

                   7.7. Continuance of Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the Trust Fund in accordance with the provisions hereof. Un-til the final distribution of the Trust Fund, the Trustee shall continue to have all powers provided hereunder as nec-essary or expedient for the orderly liquidation and distribu-tion of the Trust Fund.


                                   ARTICLE 8.

                            Amendment or Termination

                   8.1. Amendments. Except as otherwise provided herein, the Company may amend the Trust at any time and from time to time in any manner which it deems desirable, provided that no amendment which would adversely affect the contingent rights of Plan Participants may change (a) the allocation formula contained in Section 3.1 or Section 3.2 so as to change the Fair Market Value in any Trust Year of the Avail-able Shares or the Excess Shares, (b) the terms of Section 3.3, (c) the Target Value reflected on Schedule B with re-spect to any Trust Year, (d) the provisions of Section 2.2 as to the use of dividends in excess of the amounts reflected on Schedule C, (e) the provisions of Section 5.4, (f) the provi-sions of Section 8.2, (g) the provisions of this Section 8.1, or (h) change the duties of the Trustee without the Trustee's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall retain the power under all circumstances to amend the Trust to correct any errors or clarify any ambiguities or similar issues of interpretation in this Agreement.

                   8.2. Termination. Subject to the terms of Section 3.3(c) and this Section 8.2, the Trust shall terminate on September 8, 2012 or any earlier date on which the Loan is paid in full (the "Termination Date"). The Board of Direc-tors may terminate the Trust at any time prior to the Termi-nation Date. The Trust shall also terminate automatically upon the Company giving the Trustee notice of a Change of Control. Immediately upon a termination of the Trust, the Company shall be deemed to have forgiven all amounts then outstanding under the Loan. As soon as practicable after









         receiving notice from the Company of a Change of Control or upon any other termination of the Trust, the Trustee shall sell all of the Company Stock and other non-cash assets (if any) then held in the Trust Fund as directed by the Committee in good faith taking into account the interests of a broad cross-section of individuals employed by the Company. The proceeds of such sale shall first be returned to the Company up to an amount equal to the principal amount, plus any ac-crued interest, of the Loan that was forgiven upon such ter-mination. Subject to the provisions of Section 3.3(c), any funds remaining in the Trust after such payment to the Com-pany shall be distributed with reasonable promptness to a broad cross-section of Plan Participants or to individuals employed by the Company generally or to any benefit plan or trust in which a broad cross-section of individuals employed by the Company participate, as the Committee may in good faith determine taking into account the best interests of the individuals employed by the Company.

                   8.3. Form of Amendment or Termination. Any amend-ment or termination of the Trust shall be evidenced by an instrument in writing signed by an authorized officer of the Company, certifying that said amendment or termination has been authorized and directed by the Company or the Board of Directors, as applicable, and, in the case of any amendment, shall be consented to by signature of an authorized officer of the Trustee, if required by Section 8.1.


                                   ARTICLE 9.

                                 Miscellaneous

                   9.1. Controlling Law. The laws of the State of Delaware shall be the controlling law in all matters relating to the Trust, without regard to conflicts of law.

                   9.2. Committee Action. Any action required or per-mitted to be taken by the Committee may be taken on behalf of the Committee by any individual so authorized. The Company shall furnish to the Trustee the name and specimen signature of each member of the Committee upon whose statement of a decision or direction the Trustee is authorized to rely. Un-til notified of a change in the identity of such person or persons, the Trustee shall act upon the assumption that there has been no change.

                   9.3. Notices. All notices, requests, or other com-munications required or permitted to be delivered hereunder










         shall be in writing, delivered by registered or certified mail, return receipt requested as follows:

                   To the Company:

                        Viad Corp
                        1850 North Central Avenue
                        Phoenix, Arizona  85077

                        Attention:  General Counsel


                   To the Trustee:

                        Wells Fargo Bank of Arizona, N.A.
                        100 West Washington
                        MAC # 4101-086
                        Phoenix, Arizona 85003
                        Attention:  Patricia A. Cross


         Any party hereto may from time to time, by written notice given as aforesaid, designate any other address to which no-tices, requests or other communications addressed to it shall be sent.

                   9.4. Severability. If any provision of the Trust shall be held illegal, invalid or unenforceable for any rea-son, such provision shall not affect the remaining parts hereof, but the Trust shall be construed and enforced as if said provision had never been inserted herein.

                   9.5. Protection of Persons Dealing with the Trust. No person dealing with the Trustee shall be required or en-titled to monitor the application of any money paid or prop-erty delivered to the Trustee, or determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

                   9.6. Tax Status of Trust. It is intended that the Company, as grantor hereunder, be treated as the owner of the entire Trust and the trust assets under Section 671, et seq. of the Code. Until advised otherwise, the Trustee may pre-sume that the Trust is so characterized for federal income tax purposes and shall make all filings of tax returns on that presumption.

                   9.7. Participants to Have No Interest in the Com-pany by Reason of the Trust. Neither the creation of the Trust nor anything contained in the Trust shall be construed









         as giving any person, including any individual employed by the Company or any subsidiary of the Company, any equity or interest in the assets, business, or affairs of the Company except to the extent that any such individuals are entitled to exercise stockholder rights with respect to Company Stock pursuant to Section 5.4.

                   9.8. Nonassignability. No right or interest of any person to receive distributions from the Trust shall be as-signable or transferable, in whole or in part, either di-rectly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, at-tachment, pledge, or bankruptcy, but excluding death or men-tal incompetency, and no right or interest of any person to receive distributions from the Trust shall be subject to any obligation or liability of any such person, including claims for alimony or the support of any spouse or child.

                   9.9. Gender and Plurals. Whenever the context re-quires or permits, the masculine gender shall include the feminine gender and the singular form shall include the plu-ral form and shall be interchangeable.

                   9.10. Counterparts. This Agreement may be exe-cuted in any number of counterparts, each of which shall be considered an original.

































                   IN WITNESS WHEREOF, the Company and the Trustee have caused this Agreement to be signed, and their seals af-fixed hereto, by their authorized officers all as of the day, month and year first above written.


                                     VIAD CORP



                                     By /s/ Frederick G. Emerson
                                        Frederick G. Emerson
                                        Vice President and Secretary


                                     WELLS FARGO BANK OF ARIZONA, N.A.



                                     By /s/ Patricia A. Cross
                                        Patricia A. Cross
                                        Assistant Vice President





































                                     SCHEDULE A


         1.   Viad Corp Supplemental Pension Plan
         2.   Viad Companies Medical Plans
         3.   Viad Corporation Health Care Plan
         4.   1973 Stock Option Plan
         5.   1983 Stock Option and Incentive Plan
         6.   Viad Corp 1992 Stock Incentive Plan
         7. Viad Corp Management Incentive Plan (including underly-ing Lines of Business Plans)
         8.   Viad Corp Performance Unit Incentive Plan







                                     SCHEDULE B


              Trust Year                         Target Value ($)*

                 1992                               14,400,000
                 1993                               40,600,000
                 1994                               25,400,000
                 1995                               20,200,000
                 1996                               23,500,000
                 1997                               27,000,000
                 1998                               30,500,000
                 1999                               34,400,000
                 2000                               39,000,000
                 2001                               44,200,000
                 2002                               50,200,000
                 2003                               57,200,000
                 2004                               65,300,000
                 2005                               74,700,000
                 2006                               85,500,000
                 2007                               98,100,000





         * The Target Value for whole or partial years after the date of the Distribution shall be x - (x times y), where x is the amount set forth under Target Value and y is the Distribution Fraction.







                                     SCHEDULE C


              Trust Year                         Dividends ($)
                 1996                               $3,825,000
                 1997                                2,650,000
                 1998                                2,700,000
                 1999                                2,750,000
                 2000                                2,750,000
                 2001                                2,700,000
                 2002                                2,600,000
                 2003                                2,450,000
                 2004                                2,150,000
                 2005                                1,750,000
                 2006                                1,250,000
                 2007                                  500,000